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                                                                      EXHIBIT 15


May 6, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Parker Drilling Company Registration on Form S-8, Form S-3 and Form S-4

We are aware that our report dated May 6, 2005, on our review of interim financial information of Parker Drilling Company and subsidiaries for the three month periods ended March 31, 2005 and 2004 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in its registration statements on Form S-8 (File Nos. 33-57345, 333-59132, 333-70444, 333-41369, 333-84069 and 333-99187), Form S-3
(File No. 333-36498) and Form S-4 (File No. 333-110374).

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP